UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

VIPER ENERGY, INC.

(Exact name of registrant as specified in its charter)

DE	001-42807	39-2596878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Texas Ave.
Suite 100
Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 221-7400

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $ 0.000001 Par Value	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02.  Unregistered Sales of Equity Securities.

As previously disclosed, on August 3, 2026, Viper Energy, Inc. (the “Company”), as parent, and Viper Energy Partners LP, an indirect wholly owned subsidiary of the Company, as buyer, entered into a definitive purchase agreement to acquire certain mineral and royalty interests from Diamondback Energy, Inc. and related subsidiaries (the “2026 Drop Down”). On September 1, 2026, the Company completed the 2026 Drop Down, pursuant to which the Company acquired the mineral and royalty interests in exchange for 3,815,459 units representing limited liability company membership interests in VNOM Holding Company LLC, a consolidated subsidiary of the Company, and an equivalent number of shares of the Company’s Class B common stock, par value $0.000001 per share (the “Class B Common Stock”). The Company issued the shares of Class B Common Stock in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date:	September 8, 2026
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary